Exhibit 10.12

TIME RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

ATENTO S.A. 2014 OMNIBUS INCENTIVE PLAN

* * * * *

Participant:

Grant Date:

Number of Restricted Stock Units Granted:

* * * * *

THIS TIME RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Atento S.A., a corporation incorporated and existing in the Grand Duchy of Luxembourg(the “Company”), and the Participant specified above, pursuant to the Atento S.A. 2014 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Board; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, including (without limitation) the Participant’s entering into the Employee Non-Compete Agreement attached hereto as Exhibit A, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan in force as of the date hereof, all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3. Vesting.

(a) Subject to the provisions of Sections 3(b) and 3(c) hereof, 50% of the RSUs subject to this Award shall become vested on the first anniversary of the Grant Date specified above, and the remaining RSUs subject to this Award shall become vested on the second anniversary of the Grant Date specified above (each such date, a “Vesting Date”), so long as the Participant remains employed by, or is otherwise providing services to, the Company or any of its Subsidiaries through the applicable Vesting Date; provided, that if the Participant incurs a Termination prior to a Vesting Date and such Termination is also a Good Leaver Termination (as defined below), the RSUs that would have otherwise vested on the next Vesting Date following such Termination, had the Participant not incurred a Termination prior to such time, shall vest upon such Vesting Date on a pro rata basis (determined by multiplying the number of RSUs that otherwise would have vested upon such Vesting Date by a fraction, the numerator of which is the number of months of employment that have elapsed between the most recent prior Vesting Date or, if no such Vesting Date has occurred, the Grant Date, and the date of such Termination, and the denominator of which is 12). For purposes herein, a “Good Leaver Termination” shall mean a Termination that occurs by reason of a Participant’s death; Disability; a retirement by mutual agreement between the parties; or a Termination by the Company or any of its Subsidiaries other than for Cause or for any reason deemed a “Good Leaver Termination” by the Board.

(b) Board Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Board may, in its sole discretion, provide for accelerated vesting of the RSUs at any time and for any reason.

(c) Take Private Transaction. Notwithstanding anything to the contrary contained in the Plan or herein, if 100% of the Company’s shares of Common Stock cease to be traded on a nationally recognized stock exchange and the Company is no longer listed on any such exchange, or in the event that the Board passes a resolution stating that for purposes of the Plan such a transaction is imminent (a “Take Private Transaction”), 100% of the unvested RSUs shall vest upon the next Vesting Date.

(d) Forfeiture. Subject to the Board’s discretion to accelerate vesting hereunder, (i) upon a Participant’s Termination for Cause or upon a material breach of any provision of the Employee Non-Compete Agreement, attached hereto as Exhibit A, or any other restrictive covenant agreement between the Company and the Participant, all Unvested RSUs and any Vested RSUs that have not yet been settled in accordance with Section 4 herein shall be immediately forfeited upon such Termination or material breach, (ii) upon the Participant’s Termination that is not a Good Leaver Termination (and excluding any Termination that is otherwise described in (i)), all unvested RSUs shall be immediately forfeited, and (iii) upon the Participant’s Termination that is a Good Leaver Termination, any unvested RSUs that will not vest upon the following Vesting Date shall be immediately forfeited upon such Termination or material breach, and the Participant shall have no further rights hereunder.

4. Delivery of Shares.

(a) General. Subject to the Section 4(b) hereof, the Participant shall receive the number of shares of Common Stock that correspond to such number of RSUs that have become vested prior to such time in accordance with Section 3, promptly following[, but in no event later than thirty (30) days following, the next to occur of (i) the first (1st) anniversary of the Grant Date, or (ii) the second (2nd) anniversary of the Grant Date; provided that the Participant shall be obligated to pay to the Company the aggregate accounting par value of the shares of Common Stock to be issued within ten (10) days following the issuance of such shares unless such shares have been issued by the Company from the Company’s treasury.

(b) Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a) hereof, such distribution shall be instead made on the [earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made pursuant to Section 4(a).

(c) Specified Employees. Notwithstanding anything to the contrary in this Agreement, if the Participant is deemed on the date of Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or settlement of the RSUs provided hereunder that is considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Participant, and (B) the date of the Participant’s death, to the extent required under Section 409A of the Code. Upon the expiration of the foregoing delay period, all payments and benefits delayed herein shall be paid or settled to the Participant in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or settled in accordance with the normal payment dates specified for them herein.]1

5. Dividends; Rights as Stockholder. Except as otherwise provided herein, the Participant shall have no rights to dividends or otherwise as a stockholder (including, without limitation, the right to vote) with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.

6. Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.

7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Luxembourg, without regard to the choice of law principles thereof.

[1]	U.S. participants only. All others, insert “the date that the Participant is not subject to any such policy or restriction” and delete Section 4(c).

8. Withholding of Tax. The Company or any of its applicable Affiliates shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company (or such Affiliate), an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA, social security and SDI obligations) which the Company (or such Affiliate), in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement.

9. Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.

10. Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

11. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may be modified or amended by a writing signed by both the Company and the Participant.

12. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

13. No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Board. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

14. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

15. Compliance with Laws. The grant of RSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

16. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

17. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18. Signatures. This Agreement is shall be made out in 2 (two) original copies, one for each of the Parties. All original copies hereof are identical and legally equal.

19. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ATENTO S.A.

By:

Name:

Title:

PARTICIPANT

Name:

EXHIBIT A

ATENTO S.A.

EMPLOYEE NON-COMPETE AGREEMENT

This Employee Non-compete Agreement (this “Agreement”) is entered into by and between Atento S.A., (the “Company”) on behalf of itself, its subsidiaries and other corporate affiliates (collectively referred to herein as the “Company Group,” and each, a “Company Group Member”), and [—] (the “Employee”) as of [•], 2014 (the “Effective Date”).

Pursuant to the terms of the [Performance Restricted Stock Unit Agreement and the Time Restricted Stock Unit Agreement, in each case, dated as of [•], 2014, by and between the Company and the Employee (the “RSU Grant Agreements”)]1, and in consideration thereof and of the Employee’s [continued] employment with any Company Group Member, as well as good and valuable consideration, the receipt of which the Employee hereby acknowledges to be sufficient consideration for the Employee’s obligations hereunder, the Company and the Employee hereby agree as follows:

1.	CONFIDENTIALITY. During the course of the Employee’s employment with the relevant Company Group Member, the Employee will have access to Confidential Information. For purposes of this Agreement, “Confidential Information” means all data, information, ideas, concepts, discoveries, trade secrets, inventions (whether or not patentable or reduced to practice), innovations, improvements, know-how, developments, techniques, methods, processes, treatments, drawings, sketches, specifications, designs, plans, patterns, models, plans and strategies, and all other confidential or proprietary information or trade secrets in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Company Group, including, without limitation, any such information relating to or concerning finances, sales, marketing, advertising, transition, promotions, pricing, personnel, customers, suppliers, vendors, raw partners and/or competitors. The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. The Employee agrees that the Employee shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Employee’s assigned duties and for the benefit of the Company Group, either during the period of the Employee’s employment or at any time thereafter, any Confidential Information or other confidential or proprietary information received from third parties subject to a duty on any Company Group Member’s part to maintain the confidentiality of such information, and to use such information only for certain limited purposes, in each case, which shall have been obtained by the Employee during the Employee’s employment by any Company Group Member (or any relevant predecessor). The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Employee; (ii) becomes generally known to the public subsequent to

[1]	Modify as necessary.

disclosure to the Employee through no wrongful act of the Employee or any representative of the Employee; or (iii) the Employee is required to disclose by applicable law, regulation or legal process (provided that the Employee provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information). The terms and conditions of this Agreement shall remain strictly confidential, and the Employee hereby agrees not to disclose the terms and conditions hereof to any person or entity, other than immediate family members, legal advisors or personal tax or financial advisors, or prospective future employers solely for the purpose of disclosing the limitations on the Employee’s conduct imposed by the provisions of this Section 1 who, in each case, agree to keep such information confidential.

2.	NONCOMPETITION. The Employee acknowledges that (i) the Employee performs services of a unique nature for the Company Group that are irreplaceable, and that the Employee’s performance of such services to a competing business will result in irreparable harm to the Company Group, (ii) the Employee has had and will continue to have access to Confidential Information which, if disclosed, would unfairly and inappropriately assist in competition against the Company Group, (iii) in the course of the Employee’s employment by a competitor, the Employee would inevitably use or disclose such Confidential Information, (iv) the Company Group has substantial relationships with their respective customers and the Employee has had and will continue to have access to these customers, (v) the Employee has received and will receive specialized training from the Company Group, and (vi) the Employee has generated and will continue to generate goodwill for the Company Group in the course of the Employee’s employment. Accordingly, during the Employee’s employment with any Company Group Member and for a period of one (1) year thereafter (the “Restricted Period”), the Employee agrees that the Employee will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in competition with any Company Group Member or in any other material business in which any Company Group Member is engaged on the date of termination or in which they have planned, on or prior to such date, to be engaged in on or after such date, in any locale of any country in which any Company Group Member conducts business. Notwithstanding the foregoing, nothing herein shall prohibit the Employee from being a passive owner of not more than two percent (2%) of the equity securities of a publicly traded corporation engaged in a business that is in competition with the Company Group, so long as the Employee has no active participation in the business of such corporation.

3.	NONSOLICITATION; NONINTERFERENCE.

(a) During the Restricted Period, the Employee agrees that the Employee shall not, except in the furtherance of the Employee’s duties pursuant to Employee’s position with the relevant Company Group Member, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, aid or induce any customer of any Company Group Member to purchase goods or services then sold by any Company Group Member from another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or soliciting any such customer.

(b) During the Restricted Period, the Employee agrees that the Employee shall not, except in the furtherance of the Employee’s duties pursuant to Employee’s position with the relevant Company Group Member, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, (A) solicit, aid or induce any employee, representative or agent of the Company Group to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company Group or hire or retain any such employee, representative or agent, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent, or (B) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company Group and any of their respective vendors, joint venturers or licensors.

(c) An employee or contractor shall be deemed covered by this Section 3 while so employed or retained by any Company Group Member and for a period of six (6) months thereafter.

4.	NONDISPARAGEMENT. The Employee agrees not to make negative comments or otherwise disparage any Company Group Member or its officers, directors, employees, shareholders, agents or products other than in the good faith performance of the Employee’s duties to the relevant Company Group Member while the Employee is employed by any Company Group Member; provided, however, that the foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

5.	INVENTIONS.

(a) The Employee acknowledges and agrees that all ideas, methods, inventions, discoveries, improvements, work products, developments, software, know-how, processes, techniques, methods, works of authorship and other work product, whether patentable or unpatentable, (A) that are reduced to practice, created, invented, designed, developed, contributed to, or improved with the use of any Company Group Member’s resources and/or within the scope of the Employee’s work with the relevant Company Group Member or that relate to the business, operations or actual or demonstrably anticipated research or development of the Company Group, and that are made or conceived by the Employee, solely or jointly with others, during the term of the Employee’s employment, or (B) suggested by any work that the Employee performs in connection with the relevant Company Group Member, either while performing the Employee’s duties with such Company Group Member or on the Employee’s own time, shall belong exclusively to the Company (or its designee), whether or not patent or other applications for intellectual property protection are filed thereon (the “Inventions”). The Employee will keep full and complete written records (the “Records”), in the manner prescribed by the Company, of all Inventions, and will promptly disclose all Inventions completely and in writing to the Company. The Records shall be the sole and exclusive property of the Company, and the Employee will surrender them upon the termination of the Employee’s period of employment with, or other service relationship with, the Company Group, or upon the Company’s request. The Employee irrevocably conveys, transfers and assigns to the Company the Inventions and all patents or other intellectual property rights that may issue thereon in any and all countries, whether during or subsequent to the Employee’s period of employment with, or other service relationship with, any Company Group Member, together with the right to file, in the Employee’s name or in the name of the Company (or its designee), applications for patents and equivalent rights (the “Applications”). The Employee will, at any time during and subsequent to the Employee’s period of employment with, or other service relationship with, any Company Group Member, make such applications, sign such papers, take all rightful oaths, and perform all other acts as may be requested from time to time by the Company to perfect, record, enforce, protect, patent or register the Company’s rights in the Inventions, all without additional compensation to the Employee from the Company. The Employee will also execute assignments to the Company (or its designee) of the Applications, and give the Company and its attorneys all reasonable assistance (including the giving of testimony) to obtain the Inventions for the Company’s benefit, all without additional compensation to the Employee from the Company, but entirely at the Company’s expense.

(b) In addition, the Inventions will be deemed Work for Hire, as such term is defined under the copyright laws of the United States, on behalf of the Company and the Employee agrees that the Company will be the sole owner of the Inventions, and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity without any further obligations to the Employee. If the Inventions, or any portion thereof, are deemed not to be Work for Hire, or the rights in such Inventions do not otherwise automatically vest in the Company, the Employee hereby irrevocably conveys, transfers and assigns to the Company, all rights, in all media now known or hereinafter devised, throughout the universe and in perpetuity, in and to the Inventions, including, without limitation, all of the Employee’s right, title and interest in the copyrights (and all renewals, revivals and extensions thereof) to the Inventions, including, without limitation, all rights of any kind or any nature now or hereafter recognized, including, without limitation, the unrestricted right to make modifications, adaptations and revisions to the Inventions, to exploit and allow others to exploit the Inventions and all rights to sue at law or in equity for any infringement, or other unauthorized use or conduct in derogation of the Inventions, known or unknown, prior to the date hereof, including, without limitation, the right to receive all proceeds and damages therefrom. In addition, the Employee hereby waives any so-called “moral rights” with respect to the Inventions. To the extent that the Employee has any rights in the results and proceeds of the Employee’s service to any Company Group Member that cannot be assigned in the manner described herein, the Employee agrees to unconditionally waive the enforcement of such rights. The Employee hereby waives any and all currently existing and future monetary rights in and to the Inventions and all patents and other registrations for intellectual property that may issue thereon, including, without limitation, any rights that would otherwise accrue to the Employee’s benefit by virtue of the Employee being an employee of or other service provider of the relevant Company Group Member.

6.	RETURN OF COMPANY PROPERTY. On the date of the Employee’s termination of employment with the relevant Company Group Member for any reason (or at any time prior thereto at the Company’s request), the Employee shall return all property belonging to any Company Group Member (including, but not limited to, any Company Group Member-provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or documents and property otherwise belonging to a Company Group Member).

7.	REASONABLENESS OF COVENANTS. In signing this Agreement, the Employee gives the Company assurance that the Employee has carefully read and considered all of the terms and conditions of this Agreement, including the restraints imposed herein. The Employee acknowledges that the restraints set forth herein are reasonable and necessary for the protection of legitimate business interests of the Company Group, including (without limitation) the protection of the Company Group’s goodwill and the Confidential Information. It is agreed by the parties that if any portion of this Agreement is held to be unreasonable, arbitrary or against public policy, these covenants shall be considered to be diminishable both as to time and geographical area, and each month of the specific period shall be deemed a separate period of time and each square mile shall be deemed a separate geographical area and shall remain effective so long as the same is not otherwise unreasonable, arbitrary or against public policy. The Employee acknowledges that each of these covenants has a unique, very substantial and immeasurable value to the Company Group and that the Employee has sufficient assets and skills to provide a livelihood while such covenants remain in force. The Employee further covenants that the Employee will not challenge the reasonableness or enforceability of any of the covenants set forth herein, and that the Employee will reimburse the Company for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of this Agreement if either the Company prevails on any material issue involved in such dispute or if the Employee challenges the reasonableness or enforceability of any of the provisions of this Agreement. It is also agreed that each Company Group Member will have the right to enforce all of the Employee’s obligations to such Company Group Member under this Agreement on the same terms afforded to the Company, and that each such member of the Company Group is expressly contemplated to be a third-party beneficiary hereunder.

8.	TOLLING. In the event that the Company or any applicable Company Group Member or its successor in interest shall make application to a court of competent jurisdiction for injunctive relief, then and in that event, the period of the covenants contained herein shall be tolled for a period of time from the commencement of the acts by the Employee that created the claim for injunctive relief and terminating with the date of final adjudication of the claim for injunctive relief, if granted.

9.	SURVIVAL OF PROVISIONS. The obligations contained herein shall survive the termination or expiration of the term of the Employee’s employment and shall be fully enforceable thereafter.

10.	EQUITABLE RELIEF AND OTHER REMEDIES. The Employee acknowledges and agrees that the Company’s and/or, if applicable, any Company Group Member’s remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, the Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company (or, if applicable, the relevant Company Group Member, without posting any bond or other security, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages.

11.	ACKNOWLEDGMENT. The Employee further understands and acknowledges that the amount of the Employee’s compensation and the RSU Grant Agreements are, in part, consideration for the Employee’s obligations and the Company Group’s rights under this Agreement; that the Employee has no expectation of any additional compensation, royalties or other payment of any kind not otherwise referenced herein in connection herewith; that the Employee will not be subject to undue hardship by reason of the Employee’s full compliance with the terms and conditions of this Agreement or the any Company Group Member’s enforcement thereof; and that this Agreement is not a contract of employment and shall not be construed as a commitment by either of the parties to continue an employment relationship for any certain period of time.

12.	ASSIGNS. The Company may freely assign this Agreement at any time. This Agreement shall inure to the benefit of the Company Group and its successors and assigns. The Employee may not assign this Agreement or any part hereof. Any purported assignment by the Employee shall be null and void from the initial date of purported assignment.

13.	GOVERNING LAW; JURISDICTION. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of [—] (without regard to its choice of law provisions). EACH OF THE PARTIES AGREES TO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF, THIS AGREEMENT.

14.	MODIFICATION AND WAIVER. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

15.	SEVERABILITY. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

16.	CAPTIONS. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

17.	COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date above.

COMPANY

Signature:

Name:

Title:

EMPLOYEE

Signature:

Print Name: